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                                                                   EXHIBIT 24.0

[Letterhead]

                                                                 March 23, 1994

Board of Directors
Control Data Systems, Inc.

     We consent to incorporation by reference in the registration statements (No. 33-49027, No. 33-49029 and No. 33-49379) on Form S-8 of Control Data
Systems, Inc. of our report dated January 28, 1994, relating to the consolidated balance sheets of Control Data Systems, Inc. and subsidiaries as of January 1, 1994 and January 2, 1993, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended January 1, 1994, which report appears in the 1993 annual report on Form 10-K of Control Data Systems, Inc.

                                       KPMG PEAT MARWICK

Minneapolis, Minnesota
March 23, 1994